EXHIBIT 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Ra Medical Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 Par Value Per Share	Other(2)	753,699	$0.825(3)	$621,802	.0001102	$68.53
Total Offering Amounts					$621,802		$68.53
Total Fee Offsets							$0.00
Net Fee Due							$68.53

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the common stock, $0.0001 par value per share (the “Common Stock”), of Ra Medical Systems, Inc. (the “Registrant”) that become issuable with respect to the securities identified in the above table, by reason of any stock dividend, stock split, recapitalization, reclassification, merger, split-up, reorganization, consolidation or other capital adjustment effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

(3) Represents the weighted average of exercise prices ranging from $0.59 to $5.22 per share.